UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2021 (Item 1.01 only) and April 7, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Grants

On or around March 19, 2021 and March 22, 2021, Monaker Group, Inc. (the “Company”, “we” and “us”), issued warrants to purchase an aggregate of 160,000 shares of common stock to seven warrant holders (all unrelated third parties) in consideration for the immediate exercise of newly granted warrants. The warrants replaced prior warrants which had expired in 2020 (which had exercise prices from between $3.75 and $5.00 per share) and had an exercise price of $2.00 per share and an expiration date on March 31, 2021 (the “New Warrants”). Those warrants were subsequently exercised for cash on or around March 31, 2021, and the Company received cash of $320,000 in connection with such exercises. The 160,000 shares of common stock issuable upon exercise thereof were issued on or around April 1, 2021. The Company has agreed to register the shares of common stock issuable upon exercise of the warrants in the future.

Warrant Exchanges

On or around March 19, 2021 and March 22, 2021, the Company exchanged warrants to purchase an aggregate of 51,900 shares of common stock held by two of the same warrant holders who were granted New Warrants, which had an exercise price of $5.13 per share and an expiration date of July 30, 2022, for new warrants had an exercise price of $2.00 per share and an expiration date on March 31, 2021 (the “Exchanged Warrants”). Those warrants were subsequently exercised for cash on or around March 31, 2021, and the Company received cash of $103,800 in connection with such exercises. The 51,900 shares of common stock issuable upon exercise thereof were issued on or around April 1, 2021. The Company has agreed to register the shares of common stock issuable upon exercise of the warrants in the future.

Lock-Up Agreements with Directors

On April 7, 2021, the Company entered into a Lock-Up Agreement with each of the non-executive members of the Board of Directors. Pursuant to the Lock-Up Agreements, each non-executive director agreed not to transfer, sell, pledge or assign any of their applicable Fiscal 2022 Board Compensation Shares (as defined below in Item 5.02), until March 1, 2022.

Convertible Promissory Notes

On April 8, 2021, the Company entered into an Exchange Agreement with William Kerby, its Chief Executive Officer and director and Monaco Investment Partners II, LP (“MI Partners”), of which Donald P. Monaco is the managing general partner and the Chairman of the Board of Directors of the Company (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the terms of which were approved by the Board of Directors of the Company, Mr. Kerby and MI Partners exchanged their right to an aggregate of $1,016,314 in accrued dividends (the “Accrued Dividends”) which had accrued on the Company’s outstanding Series A Preferred Stock, which had been held by Mr. Kerby and MI Partners prior to the conversion of such Series A Preferred Stock into common stock of the Company in August 2017, for Convertible Promissory Notes. Specifically, Mr. Kerby exchanged rights to $430,889 of accrued dividends on the Series A Preferred Stock for a Convertible Promissory Note with a principal balance of $430,889 and MI Partners exchanged rights to $585,425 of accrued dividends on the Series A Preferred Stock for a Convertible Promissory Note with a principal balance of $585,425 (the “Convertible Promissory Notes”).

The Convertible Promissory Notes accrue interest at the rate of 12% per annum, compounded monthly at the end of each calendar month, with such interest payable at maturity or upon conversion. The principal and accrued interest owed under the Convertible Promissory Notes is convertible, at the option of the holders thereof, into shares of the Company’s common stock, at any time beginning seven days after the Closing Date (defined below) and prior to the payment in full of such Convertible Promissory Notes by the Company, at a conversion price equal to the greater of (i) the closing consolidated bid price of the Company’s common stock on April 8, 2021 (which was $3.02); and (ii) the five-day volume weighted average price of the Company’s common stock for the five trading days following the Closing Date.

“Closing Date” means the closing date of the share exchange contemplated by that certain Share Exchange Agreement, dated July 21, 2020, between the Company, HotPlay Enterprise Limited (“HotPlay”) and the stockholders of HotPlay (as amended to date, the “HotPlay Exchange Agreement”), and as described in greater detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 23, 2020, the Current Report on Form 8-K filed with the SEC on October 29, 2020 (describing the first amendment thereto), the Current Report on Form 8-K filed with the SEC on November 18, 2020 (describing the second amendment thereto), the Current Report on Form 8-K filed with the SEC on January 11, 2021 (describing the third amendment thereto), and the Current Report on Form 8-K filed with the SEC on February 26, 2021 (describing the fourth amendment thereto).

The Convertible Promissory Notes are unsecured, have a maturity date of April 7, 2022, and include standard and customary events of default.

* * * * *

The description of the New Warrants and Exchanged Warrants, Lock-Up Agreement, Exchange Agreement and Convertible Notes above is not complete and is qualified in its entirety by the full text of the Form of Warrant to Purchase Common Stock, Form of Lock-Up Agreement, Exchange Agreement and Convertible Notes, a copy of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated by reference in this Item 1.01 in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Convertible Promissory Notes above in Item 1.01, under “Convertible Promissory Notes”, is incorporated by reference in this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail above under Item 1.01, under “Warrant Grants”, “Warrant Exchanges” and “Convertible Promissory Notes”, which information is incorporated by reference in this Item 3.02 in its entirety, we granted warrants to purchase an aggregate of 211,900 shares of common stock in March 2021 to various warrant holders, and issued an aggregate of $1,016,314 in Convertible Promissory Notes on April 8, 2021, to Mr. Kerby and MI Partners.

The grant of the New Warrants and Exchanged Warrants and the issuance of the Convertible Promissory Notes is exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing grants/issuances did not involve a public offering, the recipients were “accredited investors”, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

The New Warrants and Exchanged Warrants have since been exercised pursuant to their terms for 211,900 shares of common stock.

If converted in full (without factoring in interest which may accrue thereon), the Convertible Notes would convert into a maximum of 336,528 shares of the Company’s common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 7, 2021, each of Mr. Pasquale “Pat” LaVecchia, Mr. Doug Checkeris, Mr. Rupert Duchesne, Mr. Robert “Jamie” Mendola, Jr. and Ms. Alexandra C. Zubko, each then members of the Board of Directors of the Company, provided letters of resignation to the Company, resigning as directors (and from any other positions they hold with the Company), with such resignations effective automatically as of the closing of the HotPlay Exchange Agreement.

Such resignations were solely in connection with the required terms and conditions of the HotPlay Exchange Agreement, which requires that the Board of Directors of the Company at the closing thereof increase to nine members, with four appointed by HotPlay, two appointed by Monaker, and three appointed mutually by Monaker and HotPlay, as described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on March 4, 2021.

(e)

On April 7, 2021, the Board of Directors of the Company, consistent with Mr. Kerby’s employment agreement, which provides for Mr. Kerby to receive a base salary of $400,000 per year, and an annual bonus payable at the discretion of the Board of Directors, of up to 100% of his base salary (50% based on meeting short term goals and 50% based on meeting long-term goals), and other bonuses which may be granted from time to time in the discretion of the Board of Directors, agreed to award Mr. Kerby a discretionary bonus for fiscal 2021 of $400,000, which is payable in cash or shares of common stock, at Mr. Kerby’s option, under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Plan”), with a conversion price of $3.02 per share, the closing sales price of the Company’s common stock on the date the Board of Directors approved such bonus. If Mr. Kerby exercises his right to receive the entire bonus in shares of common stock he would be due 132,450 shares of common stock.

Item 8.01 Other Events.

Also on April 7, 2021, the Board of Directors of the Company ratified the current compensation payable to members of the Board of Directors, which provides that each non-executive member of the Board be paid (a) compensation of 20,000 shares per year; (b) compensation of 5,000 shares per year, if they are the chairperson of any committee of the Board of Directors; and (c) compensation of 10,000 shares per year, to the Chairman of the Board (collectively, the “Board Compensation Terms”), except that all shares due to the Directors serving as of March 1, 2021, for the fiscal year ending February 28, 2022, were agreed to be issued up front and to be fully-vested/earned on the date of grant, instead of vesting over time, as previously awarded. In total, an aggregate of 165,000 shares of common stock were issued to the non-executive directors on April 8, 2021 for compensation for fiscal 2022 (such shares, the “Fiscal 2022 Board Compensation Shares”). The Fiscal 2022 Board Compensation Shares were issued under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Form of Warrant to Purchase Common Stock (March 2021 Grants)
10.2*	Form of Lock-Up Agreement (2020 Fiscal Year End Non-Executive Board Member Shares)
10.3*	Exchange Agreement dated April 8, 2021, by and between Monaker Group, Inc., William Kerby and Monaco Investment Partners II, LP
10.4*	Convertible Promissory Note in the amount of $430,889 dated April 8, 2021, by and between Monaker Group, Inc. and William Kerby
10.5*	Convertible Promissory Note in the amount of $585,425 dated April 8, 2021, by and between Monaker Group, Inc. and Monaco Investment Partners II, LP

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: April 9, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer